Exhibit 99.1

Future FinTech Announces Updates of Potential Acquisitions

NEW YORK, Feb. 26, 2021 /PRNewswire/ -- Future FinTech Group Inc. (NASDAQ: FTFT) ("hereinafter referred to as “Future FinTech", "FTFT" or "the Company"), a leading blockchain e-commerce company and a service provider for financial technology, today announced updates as to three potential acquisitions; a delay in its acquisition of 90% of the issued and outstanding shares of Nice Talent Asset Management Limited ("NTAM"), and the termination of the potential acquisitions of Blocknance Financial International SRL ("Blocknance") and Asiasens Investment Holding Pte. Ltd. (“Asiasens”).

As previously announced on July 16, 2020, the Company entered into a Share Exchange Agreement (the "Agreement") with Joy Rich Enterprises Limited ("Joy Rich") to acquire 90% of the issued and outstanding shares of NTAM, a Hong Kong-based asset management company. However, the closing process was impacted by both the Covid-19 global pandemic and slow regulatory approval from Hong Kong regulatory agencies. Consequently, there had been delayed progress as to the closing of the acquisition. The closing date as stipulated in the Agreement was no later than December 31, 2020, but since July 2020 there have been changes in NTAM’s business performance as well as the price of FTFT’s common stock. At present, the parties have agreed to renegotiate the purchase price in accordance with a new valuation of NTAM and the recent stock price level of the Company for the share exchange transaction.

As previously announced on January 4, 2021, the Company signed a term sheet with Blocknance, a company incorporated in the Dominican Republic, and its selling shareholders, to acquire 60% of the total issued and outstanding shares of Blocknance. After further negotiation of the details of the potential acquisition, the parties were unable to reach an agreement for the potential acquisition and have agreed to terminate the potential transaction contemplated in the term sheet.

As previously announced on December 18, 2020, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Asiasens, a company incorporated under the laws of Singapore and Asen Maneuvre Group Limited (“Asen Maneuvre”), a limited company organized under the laws of British Virgin Islands, to acquire 70.59% of the equity interest of Asiasens from Asen Maneuvre. The Exchange Agreement contains certain closing conditions, including that Asiasens will terminate its variable interest entity (“VIE”) agreements with four VIEs in Indonesia and change its controlling interest in PT Permata Techno Indonesia (“PTI”) from a VIE structure to a direct equity ownership structure. The Exchange Agreement stipulated that if the closing conditions of the Exchange Agreement have not been fulfilled on or before January 31, 2021, or such later date as the parties agree to in writing, the Exchange Agreement shall cease to be effective, and thereafter neither party shall have any obligations and liabilities towards each other thereunder. As the closing conditions to the Exchange Agreement were not satisfied on January 31, 2021, and since the parties were unable to agree on new terms to extend the closing period subsequent to February 1, 2021, the Company has notified Asen Maneuvre and Asiasens the termination of the Exchange Agreement.

The Company believes that the termination of the term sheet and the Exchange Agreement are in the best interests of the Company and its shareholders. The Company’s strategy continues to focus on the development of its financial technology business and services through acquisitions.

“Our value proposition includes the financial technology business and integration of successful blockchain platforms into our business model as well as entry into new markets, and we will continue to assess opportunities for strategic growth as we move forward,” commented Shanchun Huang, Chief Executive Officer of Future FinTech. “While we are disappointed that two of these potential ventures did not go forward, we are confident that we are on an upward trajectory in expanding our presence in the field of fintech and financial services which remains a key element of our development plan.”

About Future FinTech Group Inc.

Future FinTech Group Inc. (“Future FinTech”, “FTFT” or the “Company”) is a leading blockchain e-commerce company and a service provider for financial technology incorporated in Florida. The Company's operations include a blockchain-based online shopping mall platform, Chain Cloud Mall ("CCM"), a cross-border e-commerce platform (NONOGIRL), an incubator for blockchain based application projects. The Company is also engaged in the development of blockchain based e-Commerce technology as well as financial technology. For more information, please visit http:/www.ftftex.com/.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2019 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

IR Contact:
Future FinTech Group Inc.
Tel: +1-888-622-1218
Email: ir@ftftex.com

SOURCE: Future FinTech Group Inc.

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